Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 28, 2008 in the 2007 Annual Report on Form 10-KSB of GoFish Corporation.

/s/ Rowbotham & Company LLP

San Francisco, California
March 31, 2008